As filed with the Securities and Exchange Commission on May 16, 2007
Registration No. 333-__________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Jack in the Box Inc.
(Exact name of registrant as specified in its charter)

Delaware	95-2698708

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9330 Balboa Avenue, San Diego, CA	92123

(Address of principal executive offices)	(Zip Code)

Jack in the Box Inc.
Amended and Restated
Deferred Compensation Plan for Non-Management Directors
(Full title of the Plan)

LAWRENCE E. SCHAUF, Esq.
Executive Vice President and Secretary
9330 Balboa Avenue
San Diego, California 92123-1516
(Name and address of agent for service)
(858) 571-2435
(Telephone number, including area code, of agent for service)

Copies to:
CAMERON JAY RAINS, Esq.
DLA Piper US LLP
4365 Executive Drive, Suite 1100
San Diego, California 92121-2133
(858) 677-1400

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	aggregate offering	Amount of
to be registered	registered(1)	per share (2)	price (2)	registration fee
Common Stock, par value $.01 per share	100,000 shares	$71.02	$7,102,000	$218.03

(1)	Pursuant to rule 416, there are also being registered hereunder such indeterminate number of shares of Common Stock as may be issued pursuant to the anti-dilution provisions of the Plan, and an indeterminate number of interests to be offered or sold pursuant to the Plan.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, based on the average of the high and low prices of the Company’s Common Stock on the New York Stock Exchange on May 16, 2007.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
          Jack in the Box (the “Company”) hereby incorporates by reference in this registration statement the following documents:
          (a) The Company’s Annual Report on Form 10-K for the year ended October 1, 2006, as filed with the Securities and Exchange Commission on November 22, 2006 (File Number 001-09390).
          (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the document referred to in (a) above.
          (c) The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.
Item 4. Description of Securities
          The class of securities to be offered is registered under Section 12 of the Exchange Act.
Item 5. Interests of Named Experts and Counsel
          Inapplicable.
Item 6. Indemnification of Directors and Officers
          Section 145 of the Delaware General Corporation Law makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of the Company under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Certificate of Incorporation and Bylaws of the Company provide for indemnification of officers and directors against costs and expenses incurred in connection with any action or suit to which such person is a party to the full extent permitted by Delaware General Corporation Law.
Item 7. Exemption From Registration Claimed
          Inapplicable.
Item 8. Exhibits
          See Exhibit Index.
Item 9. Undertakings
          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 16TH of May, 2007.

JACK IN THE BOX INC.
By:	/s/ LINDA A. LANG
Linda A. Lang
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Lawrence E. Schauf, Linda A. Lang and Jerry P. Rebel, and each or any of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LINDA A. LANG Linda A. Lang	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 16, 2007

/s/ JERRY P. REBEL Jerry P. Rebel	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 16, 2007

/s/ MICHAEL E. ALPERT Michael E. Alpert	Director	May 16, 2007

/s/ GEORGE FELLOWS George Fellows	Director	May 16, 2007

/s/ ANNE B. GUST Anne B. Gust	Director	May 16, 2007

/s/ ALICE B. HAYES Alice B. Hayes	Director	May 16, 2007

/s/ MURRAY H. HUTCHISON Murray H. Hutchison	Director	May 16, 2007

/s/ MICHAEL W. MURPHY Michael W. Murphy	Director	May 16, 2007

/s/ DAVID M. TEHLE David M. Tehle	Director	May 16, 2007

EXHIBIT INDEX

Number	Description
4.1	Amended and Restated Jack in the Box Inc. Deferred Compensation Plan for Non-Management Directors

4.2	Restated Certificate of Incorporation, as amended(1)

4.3	Amended and Restated Bylaws(2)

5	Opinion of DLA Piper US LLP

23.1	Consent of DLA Piper US LLP (included in Exhibit 5)

23.2	Consent of KPMG LLP

24	Power of Attorney (included on signature page)

(1)	Previously filed and incorporated herein by reference from registrant’s Annual Report on Form 10-K for the fiscal year ended October 3, 1999.

(2)	Previously filed and incorporated herein by reference from registrant’s Current Report on Form 8-K dated October 7, 2004.